Exhibit 99.1

News Release
USA Compression Partners, LP
100 Congress Avenue, Suite 450
Austin, Texas 78701
usacompression.com

USA Compression Partners, LP Reports Second Quarter 2016 Results and Updates 2016 Outlook

AUSTIN, Texas, August 4, 2016 —USA Compression Partners, LP (NYSE: USAC) (“USA Compression” or the “Partnership”) announced today its financial and operating results for the second quarter 2016.

Second Quarter 2016 Summary Results

•	Revenues decreased; second quarter 2016 down 4.3% from second quarter 2015
•	Net income increased; second quarter 2016 up 120.6% from second quarter 2015
•	Net cash provided by operating activities increased; second quarter 2016 up 7.2% from second quarter 2015
•	Adjusted EBITDA decreased; second quarter 2016 down 3.8% from second quarter 2015
•	Distributable Cash Flow decreased; second quarter 2016 down 1.6% from second quarter 2015
•	Second quarter 2016 cash distribution of $0.525 per common unit, consistent with second quarter 2015
•	Distributable Cash Flow Coverage of 1.03x for second quarter 2016
•	Cash Coverage of 1.33x for second quarter 2016

Full-Year 2016 Outlook

USA Compression is updating its full-year 2016 guidance as follows:

•	Net income range of $14.7 million to $24.7 million;
•

A forward-looking estimate of net cash provided by operating activities is not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate the changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow;

•	Adjusted EBITDA range of $140 million to $150 million; and
•	Distributable Cash Flow range of $110 million to $120 million.

	Three months ended
	June 30,	March 31,	June 30,
	2016	2016	2015
Operational Data
Fleet Horsepower at period end	1,718,757	1,711,915	1,631,959
Revenue Generating Horsepower at period end	1,359,523	1,397,278	1,411,005
Average Revenue Generating Horsepower	1,378,496	1,410,574	1,405,039
Revenue Generating Compression Units at period end	2,558	2,657	2,733
Horsepower Utilization at period end (1)	86.0%	87.9%	91.5%
Average Horsepower Utilization for the period (1)	86.1%	88.7%	90.5%

Financial Data ($ in thousands, except per horsepower data)
Revenue	$63,511	$66,367	$66,390
Average Revenue Per Revenue Generating Horsepower Per Month (2)	$15.52	$15.72	$15.83
Net income (loss)	$3,274	$8,538	$(15,904)
Operating income (expense)	$8,500	$13,827	$(11,352)
Net cash provided by operating activities	$36,497	$21,960	$34,037
Gross Operating Margin (3)	$44,857	$45,538	$47,311
Gross Operating Margin Percentage	70.6%	68.6%	71.3%
Adjusted EBITDA (3)	$37,149	$38,404	$38,618
Adjusted EBITDA Percentage	58.5%	57.9%	58.2%
Distributable Cash Flow (3) (4)	$30,490	$31,913	$31,001

(1)

Horsepower utilization is calculated as (i) the sum of (a) revenue generating horsepower; (b) horsepower in the Partnership’s fleet that is under contract but is not yet generating revenue; and (c) horsepower not yet in the Partnership’s fleet that is under contract, not yet generating revenue and subject to a purchase order, divided by (ii) total available horsepower less idle horsepower that is under repair.  Horsepower utilization based on revenue generating horsepower and fleet horsepower at each applicable period end was 79.1%, 81.6% and 86.5% for the quarters ended June 30, 2016, March 31, 2016 and June 30, 2015, respectively.  Average horsepower utilization based on revenue generating horsepower and fleet horsepower was 80.4%, 82.4% and 84.9% for the quarters ended June 30, 2016, March 31, 2016 and June 30, 2015, respectively.

(2)

Calculated as the average of the result of dividing the contractual monthly rate for all units at the end of each month in the period by the sum of the revenue generating horsepower at the end of each month in the period.

(3)

Gross operating margin, Adjusted EBITDA and Distributable Cash Flow are all non-U.S. generally accepted accounting principles (“GAAP”) financial measures. For the definition of each measure, see “Non-GAAP Financial Measures” below.

(4)

Distributable Cash Flow for the quarter ended June 30, 2015 was previously presented as Adjusted Distributable Cash Flow.  The definition of Distributable Cash Flow is identical to the definition of Adjusted Distributable Cash Flow previously presented.  See “Non-GAAP Financial Measures” below for the definition of Distributable Cash Flow.

Second Quarter 2016 Financial and Operating Performance

Revenues in the second quarter of 2016 decreased 4.3% to $63.5 million from $66.4 million for the second quarter of 2015.  Net income increased 120.6% to $3.3 million for the second quarter of 2016 as compared to a net loss of $15.9 million for the second quarter of 2015.  Operating income increased 174.9% to $8.5 million for the second quarter of 2016 as compared to an operating loss of $11.4 million for the second quarter of 2015. Net cash provided by operating activities increased 7.2% to $36.5 million in the second quarter of 2016 as compared to $34.0 million in the second quarter of 2015.  Adjusted EBITDA decreased 3.8% to $37.1 million in the second quarter of 2016 from $38.6 million for the second quarter of 2015.  Distributable Cash Flow decreased 1.6% to $30.5 million in the second quarter of 2016 from $31.0 million for the second quarter of 2015.

“We are pleased with the results of our second quarter 2016.  Our natural gas infrastructure oriented asset base continues to produce stable cash flows in a challenging energy market,” said Eric D. Long, USA Compression’s President and Chief Executive Officer.  “We generated sufficient distributable cash flow to maintain our distribution and are encouraged by recent discussions with a variety of our customers that signal the potential for an increase in activity in late 2016 and into 2017.  In addition, we are updating our 2016 outlook.”

“We continue to be disciplined with regards to our capital spending, and at present have only 7,110 horsepower on order for delivery in the remainder of 2016,” he said.  “Our projected capital expenditures of $40-50 million for the year remain unchanged.”

Average revenue generating horsepower decreased 1.9% to 1,378,496 for the second quarter of 2016 from 1,405,039 for the second quarter of 2015.  Average revenue per revenue generating horsepower per month decreased 2.0% to $15.52 for the second quarter of 2016 from $15.83 for the second quarter of 2015.

Gross operating margin decreased 5.2% to $44.9 million for the second quarter of 2016 from $47.3 million for the second quarter of 2015.  Gross operating margin as a percentage of total revenues was 70.6% for the second quarter of 2016 compared to 71.3% in the second quarter of 2015.

Expansion capital expenditures were $4.0 million, maintenance capital expenditures were $1.6 million and cash interest expense, net was $4.6 million for the quarter ended June 30, 2016.

On July 21, 2016, the Partnership announced a cash distribution of $0.525 per unit on its common units.  This second quarter distribution corresponds to an annualized distribution rate of $2.10 per unit.  The distribution will be paid on August 12, 2016 to unitholders of record as of the close of business on August 2, 2016.  USA Compression Holdings, LLC, the owner of approximately 42.5% of the Partnership’s outstanding limited partner interests, elected to reinvest 50% of this distribution with respect to its units pursuant to the Partnership’s Distribution Reinvestment Plan (the “DRIP”).  For the second quarter of 2016, the Distributable Cash Flow Coverage Ratio was 1.03x and the Cash Coverage Ratio was 1.33x.

Liquidity and Credit Facility

As of June 30, 2016, the Partnership was in compliance with all covenants and the outstanding balance under the Partnership’s $1.1 billion revolving credit facility was approximately $735.1 million.  The facility matures in 2020.

Conference Call

The Partnership will host a conference call today beginning at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss second quarter 2016 performance.  The call will be broadcast live over the Internet. Investors may participate either by phone or audio webcast.

By Phone:

Dial 800-723-6498 inside the U.S. and Canada at least 10 minutes before the call and ask for the USA Compression Partners Earnings Call.  Investors outside the U.S. and Canada should dial 785-830-7989.  The conference ID for both is 6290143.

A replay of the call will be available through August 15, 2016. Callers inside the U.S. and Canada may access the replay by dialing 888-203-1112.  Investors outside the U.S. and Canada should dial 719-457-0820.  The passcode for both is 6290143.

By Webcast:

Connect to the webcast via the “Events” page of USA Compression’s Investor Relations website at investors.usacompression.com.  Please log in at least 10 minutes in advance to register and download any necessary software.  A replay will be available shortly after the call.

About USA Compression Partners, LP

USA Compression Partners, LP is a growth-oriented Delaware limited partnership that is one of the nation’s largest independent providers of compression services in terms of total compression fleet horsepower.  The Partnership partners with a broad customer base composed of producers, processors, gatherers and transporters of natural gas and crude oil.  The Partnership focuses on providing compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities and transportation applications.  More information is available at usacompression.com.

Non-GAAP Financial Measures

This news release includes the non- GAAP financial measures of Adjusted EBITDA, gross operating margin, Distributable Cash Flow, Distributable Cash Flow Coverage Ratio and Cash Coverage Ratio.

The Partnership’s management views Adjusted EBITDA as one of its primary financial measures in evaluating the results of the Partnership’s business, and the Partnership tracks this item on a monthly basis both as an absolute amount and as a percentage of revenue compared to the prior month, year-to-date and prior year and to budget.  The Partnership defines EBITDA as net income (loss) before net interest expense, depreciation and amortization expense, and income taxes.  The Partnership defines Adjusted EBITDA as EBITDA plus impairment of compression equipment, impairment of goodwill, interest income on capital lease, unit-based compensation expense, severance charges, certain transaction fees and loss (gain) on sale of assets and other.  Adjusted EBITDA is used as a supplemental financial measure by the Partnership’s management and external users of its financial statements, such as investors and commercial banks, to assess:

•	the financial performance of the Partnership’s assets without regard to the impact of financing methods, capital structure or historical cost basis of the Partnership’s assets;
•	the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities;
•	the ability of the Partnership’s assets to generate cash sufficient to make debt payments and distributions; and
•	the Partnership’s operating performance as compared to those of other companies in its industry without regard to the impact of financing methods and capital structure.

The Partnership’s management believes that Adjusted EBITDA provides useful information to investors because, when viewed with GAAP results and the accompanying reconciliations, it provides a more complete understanding of the Partnership’s performance than GAAP results alone.  The Partnership’s management also believes that external users of its financial statements benefit from having access to the same financial measures that management uses in evaluating the results of the Partnership’s business.

Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP, as measures of operating performance and liquidity.  Moreover, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

Gross operating margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense.  The Partnership’s management believes that gross operating margin is useful as a supplemental measure of the Partnership’s performance.  Gross operating margin is impacted primarily by the pricing trends for service operations and cost of operations, including labor rates for service technicians, volume and per unit costs for lubricant oils, quantity and pricing of routine preventative maintenance on compression units and property tax rates on compression units.  Gross operating margin should not be considered an alternative to, or more meaningful than, operating income, its most directly comparable GAAP financial measure, or any other measure of financial performance presented in accordance with GAAP.  Moreover, gross operating margin as presented may not be comparable to similarly titled measures of other companies. Because the Partnership capitalizes assets, depreciation and amortization of equipment is a necessary element of its costs.  To compensate for the limitations of gross operating margin as a measure of the Partnership’s performance, the Partnership’s management believes that it is important to consider operating income determined under GAAP, as well as gross operating margin, to evaluate the Partnership’s operating profitability.  A reconciliation of gross operating margin to operating income (expense) is provided in this news release.

Distributable Cash Flow is defined as net income (loss) plus non-cash interest expense, non-cash income tax expense, depreciation and amortization expense, unit-based compensation expense, severance charges, impairment of compression equipment, impairment of goodwill, certain transaction fees and loss (gain) on sale of assets and other, less maintenance capital expenditures.  The definition of Distributable Cash Flow is identical to the definition of Adjusted Distributable Cash Flow previously presented.

The Partnership’s management believes Distributable Cash Flow is an important measure of operating performance because such measure allows management, investors and others to compare basic cash flows the Partnership generates (prior to the establishment of any retained cash reserves by the Partnership’s general partner and the effect of the DRIP) to the cash distributions the Partnership expects to pay its unitholders.

Distributable Cash Flow Coverage Ratio, a non-GAAP measure, is defined as Distributable Cash Flow less cash distributions to the Partnership’s general partner and incentive distribution rights (“IDRs”), divided by distributions declared to limited partner unitholders for the period.  Cash Coverage Ratio is defined as Distributable Cash Flow less cash distributions to the Partnership’s general partner and IDRs divided by cash distributions paid to limited partner unitholders, after taking into account the non-cash impact of the DRIP.  The Partnership’s management believes Distributable Cash Flow Coverage Ratio and Cash Coverage Ratio are important measures of operating performance because they allow management, investors and others to gauge the Partnership’s ability to pay cash distributions to limited partner unitholders using the cash flows the Partnership generates.  The Partnership’s Distributable Cash Flow Coverage Ratio and Cash Coverage Ratio as presented may not be comparable to similarly titled measures of other companies.

This news release also contains a forward-looking estimate of Adjusted EBITDA and Distributable Cash Flow projected to be generated by the Partnership in its 2016 fiscal year.  A forward-looking estimate of net cash provided by operating activities and  reconciliations of the forward-looking estimates of Adjusted EBITDA and Distributable Cash Flow to net cash provided by operating activities are not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time.  The Partnership does not anticipate the changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow.

See “Reconciliation of Non-GAAP Financial Measures” for Adjusted EBITDA reconciled to net income (loss) and net cash provided by operating activities, and net income (loss) and net cash provided by operating activities reconciled to Distributable Cash Flow, Distributable Cash Flow Coverage Ratio and Cash Coverage Ratio.

Forward-Looking Statements

Some of the information in this news release may contain forward‑looking statements.  These statements can be identified by the use of forward‑looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” or other similar words, and include the Partnership’s expectation of future performance contained herein, including as described under “Full-Year 2016 Outlook.”  These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward‑looking” information.  You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties.  Consequently, no forward‑looking statements can be guaranteed.  When considering these forward‑looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this news release.  The risk factors and other factors noted throughout this news release could cause actual results to differ materially from those contained in any forward‑looking statement.  Known material factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward‑looking statements are described in Part

I, Item 1A (“Risk Factors”) of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed on February 11, 2016, and include:

•	changes in general economic conditions and changes in economic conditions of the crude oil and natural gas industry specifically;
•	competitive conditions in the industry;
•	changes in the long-term supply of and demand for crude oil and natural gas;
•	our ability to realize the anticipated benefits of acquisitions and to integrate the acquired assets with our existing fleet;
•	actions taken by the Partnership’s customers, competitors and third-party operators;
•	the deterioration of the financial condition of our customers;
•	changes in the availability and cost of capital;
•	operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond the Partnership’s control;
•	the effects of existing and future laws and governmental regulations;
•	the effects of future litigation; and
•	other factors discussed in the Partnership’s filings with the Securities and Exchange Commission.

All forward‑looking statements speak only as of the date of this news release and are expressly qualified in their entirety by the foregoing cautionary statements.  Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Contacts:

USA Compression Partners, LP

Matthew C. Liuzzi Chief Financial Officer 512-369-1624 mliuzzi@usacompression.com

Michael D. Lenox VP of Finance 512-369-1632 mlenox@usacompression.com

USA COMPRESSION PARTNERS, LP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for unit amounts — Unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2016	2016	2015

Revenues:
Contract operations	$62,785	$64,278	$65,552
Parts and service	726	2,089	838
Total revenues	63,511	66,367	66,390
Cost of operations, exclusive of depreciation and amortization	18,654	20,829	19,079
Gross operating margin	44,857	45,538	47,311
Other operating and administrative costs and expenses:
Selling, general and administrative	11,180	9,739	10,350
Depreciation and amortization	23,412	22,094	21,507
Loss (gain) on sale of assets	1,072	(122)	(23)
Impairment of compression equipment	693	-	26,829
Total other operating and administrative costs and expenses	36,357	31,711	58,663
Operating income (expense)	8,500	13,827	(11,352)
Other income (expense):
Interest expense, net	(5,139)	(5,062)	(4,415)
Other	7	7	5
Total other expense	(5,132)	(5,055)	(4,410)
Net income (loss) before income tax expense	3,368	8,772	(15,762)
Income tax expense	94	234	142
Net income (loss)	$3,274	$8,538	$(15,904)

Net income (loss) allocated to:
General partner's interest in net income (loss)	$345	$414	$(7)
Common units interest in net income (loss)	$2,929	$10,835	$(11,043)
Subordinated units interest in net income (loss)	$-	$(2,711)	$(4,854)

Weighted average common units outstanding:
Basic	54,505,856	46,104,274	32,449,180
Diluted	54,751,902	46,104,274	32,449,180

Weighted average subordinated units outstanding:
Basic and diluted	-	7,101,484	14,048,588

Net income (loss) per common unit:
Basic	$0.05	$0.24	$(0.34)
Diluted	$0.05	$0.24	$(0.34)

Net income (loss) per subordinated unit:
Basic and diluted	$-	$(0.38)	$(0.35)

Distributions declared per limited partner unit in respective periods	$0.525	$0.525	$0.525

USA COMPRESSION PARTNERS, LP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands— Unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2016	2016	2015
Net cash provided by operating activities	$36,497	$21,960	$34,037
Net cash used in investing activities	(8,481)	(16,163)	(64,846)
Net cash provided by (used in) financing activities	(28,016)	(5,797)	30,810

USA COMPRESSION PARTNERS, LP AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA TO NET INCOME (LOSS) AND NET CASH PROVIDED BY OPERATING ACTIVITIES

(In thousands — Unaudited)

The following table reconciles Adjusted EBITDA to net income (loss) and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three months ended
	June 30,	March 31,	June 30,
	2016	2016	2015
Net income (loss)	$3,274	$8,538	$(15,904)
Interest expense, net	5,139	5,062	4,415
Depreciation and amortization	23,412	22,094	21,507
Income taxes	94	234	142
EBITDA	$31,919	$35,928	$10,160
Impairment of compression equipment	693	-	26,829
Interest income on capital lease	362	375	414
Unit-based compensation expense (1)	3,022	1,812	1,238
Severance charges	81	411	-
Loss (gain) on sale of assets	1,072	(122)	(23)
Adjusted EBITDA	$37,149	$38,404	$38,618
Interest expense, net	(5,139)	(5,062)	(4,415)
Income tax expense	(94)	(234)	(142)
Interest income on capital lease	(362)	(375)	(414)
Non-cash interest expense	548	467	415
Severance charges	(81)	(411)	-
Changes in operating assets and liabilities	4,476	(10,829)	(25)
Net cash provided by operating activities	$36,497	$21,960	$34,037

(1)

 For the quarters ended June 30, 2016, March 31, 2016 and June 30, 2015, unit-based compensation expense included $0.7 million, $0.8 million, and $0.2 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0, $0.1 million and $0, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting.  The remainder of the unit-based compensation expense for each period presented in 2016 and 2015 was related to non-cash adjustments to the unit-based compensation liability.

USA COMPRESSION PARTNERS, LP AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

DISTRIBUTABLE CASH FLOW TO NET INCOME (LOSS) AND NET CASH PROVIDED BY OPERATING ACTIVITIES

(In thousands, except for per unit amounts — Unaudited)

The following table reconciles Distributable Cash Flow to net income (loss) and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three months ended
	June 30,	March 31,	June 30,
	2016	2016	2015
Net income (loss)	$3,274	$8,538	$(15,904)
Plus: Non-cash interest expense	548	467	415
Plus: Non-cash income tax expense	32	102	-
Plus: Depreciation and amortization	23,412	22,094	21,507
Plus: Unit-based compensation expense (1)	3,022	1,812	1,238
Plus: Impairment of compression equipment	693	-	26,829
Plus: Severance charges	81	411	-
Plus: Loss (gain) on sale of assets	1,072	(122)	(23)
Less: Maintenance capital expenditures (2)	(1,644)	(1,389)	(3,061)
Distributable cash flow (3)	$30,490	$31,913	$31,001
Plus: Maintenance capital expenditures	1,644	1,389	3,061
Plus: Changes in operating assets and liabilities	4,476	(10,829)	(25)
Less: Other	(113)	(513)	-
Net cash provided by operating activities	$36,497	$21,960	$34,037

Distributable Cash Flow	30,490	31,913	31,001
Cash distributions to general partner and IDRs	715	711	671
Distributable Cash Flow attributable to limited partner interest	$29,775	$31,202	$30,330

Distributions for Distributable Cash Flow Coverage Ratio (4)	$28,805	$28,433	$24,579

Distributions reinvested in the DRIP (5)	$6,483	$9,807	$14,731

Distributions for Cash Coverage Ratio (6)	$22,322	$18,626	$9,848

Distributable Cash Flow Coverage Ratio	1.03	1.10	1.23

Cash Coverage Ratio	1.33	1.68	3.08

(1)

For the quarters ended June 30, 2016, March 31, 2016 and June 30, 2015, unit-based compensation expense included $0.7 million, $0.8 million, and $0.2 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards, respectively and $0, $0.1 million and $0, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting.  The remainder of the unit-based compensation expense for 2016 and 2015 was related to non-cash adjustments to the unit-based compensation liability.

(2)

Reflects actual maintenance capital expenditures for the period presented. Maintenance capital expenditures are capital expenditures made to maintain the operating capacity of the Partnership’s assets and extend their useful lives, replace partially or fully depreciated assets or other capital expenditures that are incurred in maintaining the Partnership’s existing business and related operating income.

(3)

Distributable Cash Flow for the quarter ended June 30, 2015 was previously presented as Adjusted Distributable Cash Flow. The definition of Distributable Cash Flow is identical to the definition of Adjusted Distributable Cash Flow previously presented.  See “Non-GAAP Financial Measures” above for the definition of Distributable Cash Flow.

(4)	Represents distribution to the holders of the Partnership’s units for each period.

(5)	Represents distributions to holders enrolled in the DRIP as of the record date for each period. The amount for the quarter ended June 30, 2016 is based on an estimate as of the record date.

(6)	Represents cash distributions declared for common units not participating in the DRIP for each period.

USA COMPRESSION PARTNERS, LP AND SUBSIDIARIES

FULL-YEAR 2016 ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW GUIDANCE RANGE

RECONCILIATION TO NET INCOME

(Unaudited)

Guidance
Net income	$14.7 million to $24.7 million
Plus: Interest expense	$21.1 million
Plus: Depreciation and amortization	$91.6 million
Plus: Income tax expense	$0.4 million
EBITDA	$127.8 million to $137.8 million
Plus: Interest income on capital lease	$1.4 million
Plus: Unit-based compensation expense (1)	$10.8 million
Adjusted EBITDA	$140.0 million to $150.0 million
Less: Cash interest expense	$19.1 million
Less: Current income tax expense	$0.4 million
Less: Maintenance capital expenditures	$10.5 million
Distributable Cash Flow	$110.0 million to $120.0 million

(1)	Based on the Partnership’s unit closing price as of June 30, 2016.